EXHIBIT 99.3


                          NOTICE OF GUARANTEED DELIVERY
                                       for
                            SUBSCRIPTION CERTIFICATES
                                    Issued by
                        INSPIRE INSURANCE SOLUTIONS, INC.

         This form, or one substantially equivalent to this form, must be used to exercise Subscription Rights pursuant to the Rights Offering described in the prospectus, dated November 30, 2001 (the "Prospectus"), of INSpire Insurance Solutions, Inc., a Texas corporation, if a holder of Subscription Rights cannot deliver the Subscription Certificate(s) evidencing the Subscription Rights (the "Subscription Certificate(s)"), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., Eastern Standard Time, on January 9, 2002 (as it may be extended, the "Expiration Date"). The Notice of Guaranteed Delivery must be sent by facsimile transmission, hand delivery or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See "About the Rights Offering -- Guaranteed Delivery Procedures" in the Prospectus. Payment of the Subscription Price of $.40 per share for each share of Common Stock subscribed for upon exercise of such Subscription Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., Eastern Standard Time, on the Expiration Date, even if the Subscription Certificate evidencing such Subscription Rights is being delivered pursuant to the procedure for guaranteed delivery thereof. The Subscription Certificate evidencing such Subscription Rights must be received by the Subscription Agent within three (3) Nasdaq trading days after the date of execution of the Notice of Guaranteed Delivery.

                           The Subscription Agent is:

                                Mellon Bank, N.A.


                By Mail:                       Facisimile Transmission                     By Hand:
                                            (eligible institutions only):

           Mellon Bank, N.A.                                                          Mellon Bank, N.A.
    c/o Mellon Investor Services LLC                (201) 296-4293             c/o Mellon Investor Services LLC
          Post Office Box 3301                                                     120 Broadway, 13th Floor
          Hackensack, NJ 07606             To confirm receipt of facsimile            New York, NY 10271
    Attn: Reorganization Department                     only:                  Attn: Reorganization Department

                                                    (201) 296-4860


                            If by Overnight Courier:

                                Mellon Bank, N.A.
                        c/o Mellon Investor Services LLC
                     85 Challenger Road - Mail Drop - Reorg
                            Ridgefield Park, NJ 07660
                         Attn: Reorganization Department

         Delivery of this instrument to an address other than as set forth above or transmission of instructions via a facsimile other than as set forth above does not constitute a valid delivery.

         This form is not to be used to guarantee signatures. If a signature on a Subscription Certificate is required to be guaranteed by an Eligible Guarantor Institution due to special issuance or delivery instructions, such signature guarantee must appear in the applicable space provided in the signature box of the Subscription Certificate.

Ladies and Gentlemen:

         The undersigned hereby represents that he or she is the holder of Subscription Certificate(s) representing Subscription Rights issued by INSpire Insurance Solutions, Inc. and that such Subscription Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., Eastern Standard Time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the Basic Subscription Privilege to subscribe for one share of Common Stock per each whole Subscription Right with respect to the number of shares set forth below and, if applicable, elects to exercise the Over-Subscription Privilege with respect to the number of shares set forth below pursuant to the Over-Subscription Privilege described in the
Prospectus:

No. of Shares subscribed for pursuant to Basic
  Subscription Privilege:
                         ---------------------------------------------

Plus

No. of Shares subscribed for pursuant to
  Over-Subscription Privilege:
                              ----------------------------------------------

                        TOTAL:
                              ----------------------------------------------

         multiplied by the Subscription Price $.40 of per share

                        TOTAL PAYMENT DUE:
                                          ==================================

         The undersigned understands that payment of the Subscription Price of $.40 per share for each share of Common Stock subscribed pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., Eastern Standard Time, on the Expiration Date and represents that such payment, in the aggregate amount set forth above, either (check appropriate box):

     [ ] is being delivered to the Subscription Agent herewith; or

     [ ] has been delivered separately to the Subscription Agent; and

is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

     [ ] uncertified check (NOTE: Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

     [ ] certified check

     [ ] bank draft (cashier's check)

     [ ] money order

         o name of maker
                        --------------------------------------------------------
         o date of check, draft or money order number
                                                     ---------------------------
         o bank on which check is drawn or issuer of money order
                                                                ----------------

     [ ] wire transfer of immediately available funds

         o  name of transferor institution
                                          --------------------------------------
         o  date of transfer
                            ----------------------------------------------------
         o  confirmation number (if available)
                                              ----------------------------------

If by certified check, bank draft or money order, please provide the following information:

Name of maker:
               -----------------------------------------------------------------

Date of check, draft or money order:

Signature(s):                          Address:
             -------------------------         ---------------------------------




Name(s):                                     Telephone:
        ------------------------------------           -------------------------
             (please type or print)                     (including area code)

--------------------------------------------           -------------------------
             (please type or print)                     (including area code)

Subscription
Certificate No.(s) (if available):
                                    --------------------------

                 THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                              GUARANTEE OF DELIVERY

        (not to be used for Subscription Certificate signature guarantee)

         The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to the Subscription Agent, hereby guarantees that within three Nasdaq trading days after the date set forth below, the undersigned will deliver to the Subscription Agent the Subscription Certificates representing the Subscription Rights being exercised hereby, with any required signature guarantees and any other required documents.

-----------------------------------            ---------------------------------
Name of Firm                                   Authorized Signature

-----------------------------------            ---------------------------------
Address                                        Name

-----------------------------------            ---------------------------------
City, State, Zip Code                          Title

-----------------------------------
Area Code and Telephone Number

Date:
     ------------------------------

         The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Certificates to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.